UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2021

Infrastructure & Energy Alternatives, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37796	47-4787177
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6325 Digital Way Suite 460 Indianapolis, Indiana	46278
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 688-3775

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	IEA	The NASDAQ Stock Market LLC
Warrants for Common Stock	IEAWW	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Notes Indenture

On August 17, 2021, IEA Energy Services LLC, a wholly owned subsidiary (the “Issuer”) of Infrastructure and Energy Alternatives, Inc. (the “Company”), closed the previously announced offering of $300 million aggregate principal amount of its 6.625% senior unsecured notes due 2029 (the “Notes”), in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and/or to certain non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act (the “Offering”). The Notes are guaranteed on a senior unsecured basis by IEA and certain of its domestic wholly-owned subsidiaries.

On the Closing Date, the Issuer entered into an indenture (the “Indenture”) with the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee, providing for the issuance of the Notes. Interest is payable on the Notes on each February 15 and August 15, commencing on February 15, 2022. The Notes will mature on August 15, 2029. On or after August 15, 2024, the Notes will be subject to redemption at any time and from time to time at the option of the Issuer, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to but excluding the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below:

Year	Percentage
2024	103.313%
2025	101.656%
2026 and thereafter	100.000%

At any time prior to August 15, 2024, the Issuer may also redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes, plus a "make-whole premium," together with accrued and unpaid interest, if any, to, but not including, the date of redemption. In addition, at any time prior to August 15, 2024, the Issuer may redeem up to 40% of the original principal amount of the Notes with the proceeds of certain equity offerings at a redemption price of 106.625% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to, but not including, the date of redemption.

The terms of the Indenture, among other things, incur additional indebtedness; pay dividends or make other restricted payments; make loans and investments; incur liens; sell assets;enter into affiliate transactions; enter into certain sale and leaseback transactions; enter into agreements restricting the Issuer's subsidiaries' ability to pay dividends; and merge, consolidate or amalgamate or sell all or substantially all of its property, subject to certain thresholds and exceptions. The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other covenants or agreements in the Indenture; failure to pay certain other indebtedness; failure to pay certain final judgments; failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency.

The foregoing summary description of the Indenture is not complete and is qualified in its entirety by reference to the Indenture, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Notes and related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Credit Agreement

On August 17, 2021, the Issuer, as the borrower, and certain guarantors (including the Company), entered into a Credit Agreement (the “Credit Agreement”) with a syndicate of lenders and CIBC Bank USA in its capacities as the Administrative and Collateral Agent for the lenders. All capitalized terms not defined herein shall have the meaning assigned to them in the Credit Agreement. The Credit Agreement provides for a $150 million senior secured revolving credit facility. The Credit Agreement is guaranteed by the Company and certain subsidiaries of the Company (the “Guarantors” and together with the Issuer, the “Loan Parties”) and is secured by a security interest in substantially all of the Loan Parties’ personal property and assets. The Issuer has the ability to increase available borrowing under the credit facility by an additional amount up to $50 million subject to, among other things, the receipt of additional commitments from existing lenders under the credit facility, no Default or Event of Default having occurred or continuing and the First Lien Net Leverage Ratio being at least 0.25 less than the maximum First Lien Net Leverage Ratio for the then following period.

No borrowings have been made under the credit facility and the Issuer does not anticipate drawing on the credit facility at this time.

Interest rates on the credit facility are based upon (1) an index rate that is established at the highest of the prime rate or the sum of the federal funds rate plus 0.50%, or (2) at the Issuer’s election, a LIBOR rate, plus in either case, an applicable interest rate margin. The applicable interest rate margins are adjusted on a quarterly basis based upon the Issuer’s first lien net leverage within the range of 1.00% to 2.50% for index rate loans and 2.00% and 3.50% for LIBOR loans. Borrowings under the credit facility shall initially bear interest at a rate per annum equal to LIBOR plus 2.50%.

In addition to paying interest on outstanding principal under the credit facility, the Issuer is required to pay a commitment fee to the lenders under the credit facility in respect of the unutilized commitments thereunder. The commitment fee rate ranges from 0.30% to 0.45% per annum depending on the Issuer’s first lien net leverage.

The Issuer may voluntarily repay and reborrow outstanding loans under the credit facility at any time subject to usual and customary breakage costs for borrowings bearing interest based on LIBOR and minimum amount requirements set forth in the Credit Agreement.

The credit facility includes $100 million in borrowing capacity for the issuance of standby letters of credit.

The credit facility is not subject to amortization and matures with all commitments thereunder terminating on August 17, 2026.

The credit facility requires the Issuer to comply with a quarterly maximum consolidated first lien net leverage ratio test and minimum fixed charge coverage ratio. In addition, the Credit Agreement contains a number of covenants that, among other things and subject to certain exceptions, limit the Issuer’s ability and the ability of its restricted subsidiaries including the Company to incur indebtedness or guarantee debt; incur liens; make investments, loans and acquisitions; merge, liquidate or dissolve; sell assets, including capital stock of subsidiaries; pay dividends on its capital stock or redeem, repurchase or retire its capital stock; amend, prepay, redeem or purchase subordinated debt; and engage in transactions with affiliates.

The Credit Agreement contains certain customary representations and warranties, affirmative covenants and events of default (including, among others, an event of default upon a change of control). If an event of default occurs, the lenders under the credit facility are entitled to take various actions, including the acceleration of amounts due under the credit facility and all actions permitted to be taken by a secured creditor.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full and complete terms of the Credit Agreement, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 17, 2021, the Board of Directors (the “Board”) of Infrastructure and Energy Alternatives, Inc., a Delaware corporation elected Scott Graves to serve as a Class I member of the Board. Mr. Graves will serve until the 2024 annual meeting of shareholders, or until his successor is elected and qualified or his earlier death, resignation, removal or retirement. Mr. Graves is one of two designated directors of Ares Management LLC, on behalf of its affiliated funds, investment vehicles and/or managed accounts (“Ares”), pursuant to the Stockholders’ Agreement, dated as of August 2, 2021 by and among the Company and Ares (“Stockholders’ Agreement”). The Company has determined that neither Mr. Graves, nor any of his immediate family members, has or had a direct or indirect material interest in any transaction in which the Company or any of the Company’s subsidiaries was or is a participant, that would be required to be disclosed under Item 404(a) of SEC Regulation S-K.

The Company has entered into a standard director indemnity agreement with Mr. Graves, a form of which was filed as Exhibit 10.15 to the Company’s Current Report on Form 8-K filed with the SEC on March 29, 2018.

Additionally, pursuant to the Stockholders’ Agreement, Ares is permitted to designate one representative to each committee of the Board. Ares has designated that Matt Underwood, a current member of the Board since March 4, 2020, shall serve as Ares’ designee on the Audit and Bid Review Committees, in addition to his prior committee assignments.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1
Indenture, dated as of August 17, 2021, by and among IEA Energy Services LLC, the guarantors party thereto from time to time and Wilmington Trust National Association, as trustee, governing the 6.625% Senior Notes due 2029.

4.2	Form of 6.625% Senior Note due 2029 (included as Exhibit A to Exhibit 4.1).
10.1*
Credit Agreement, dated as of August 17, 2021, by and among IEA Energy Services LLC, the guarantors party thereto from time to time, the lenders party thereto from time to time and CIBC Bank USA, as administrative agent and collateral agent.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

*    Schedules and exhibits to this exhibit omitted pursuant to Regulation S-K Item 601(b)(10). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 17, 2021

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC.

	By:	/s/ Erin Roth
	Name:	Erin Roth
	Title:	Executive Vice President, General Counsel